Exhibit 30 (s)
Minnesota Life Insurance Company
Power of Attorney
To Sign Registration Statements
WHEREAS, Minnesota Life Insurance Company (”Minnesota Life”) has established certain separate accounts to fund certain variable annuity and variable life insurance contracts, and
WHEREAS, Variable Fund D (”Fund D”) (2-29624 and 2-89208) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and
WHEREAS, Variable Annuity Account (”Variable Annuity Account”) (2-97564, 33-12333, 33-80788, 333-79069, 333-79049, 333-91784, 33-62147, 333-111067, 333-136242, 333-140230, 333-182763, 333-189593, 333-212515 and 333-233295) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Variable Life Account (”Variable Life Account”) (33-3233, 33-64395, 333-96383, 333-109853 and 333-120704) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable adjustable life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Variable Universal Life Account (”Variable Universal Life Account”) (33-85496) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering group and individual variable universal life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Individual Variable Universal Life Account (”Individual Variable Universal Life Account”) (333-144604, 333-148646, 333-183590 and 333-198279) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering individual variable universal life insurance policies registered under the Securities Act of 1933.
NOW THEREFORE, We, the undersigned Directors and Officers of Minnesota Life, do hereby appoint Renee D. Montz as Director and Attorney-In-Fact for the purpose of signing her name on our behalf as Director and Attorney-In-Fact of Minnesota Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of: a) registering contracts and policies of Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account for sale by those entities and Minnesota Life under the Securities Act of 1933; and b) registering Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account as unit investment trusts under the Investment Company Act of 1940.
Signature	Title	Date
/s/ Christopher M. Hilger Christopher M. Hilger	Chairman of the Board, President and Chief Executive Officer	December 14, 2021
/s/ Robert L. Senkler Robert L. Senkler	Director	December 14, 2021
/s/ Mary K. Brainerd Mary K. Brainerd	Director	December 14, 2021
/s/ Benjamin G.S. Fowke III Benjamin G.S. Fowke III	Director	December 14, 2021
/s/ Sara H. Gavin Sara H. Gavin	Director	December 14, 2021
/s/ Eric B. Goodman Eric B. Goodman	Director	December 14, 2021

Signature	Title	Date
/s/ Renee D. Montz Renee D. Montz	Director	December 14, 2021
/s/ Trudy A. Rautio Trudy A. Rautio	Director	December 14, 2021
/s/ Bruce P. Shay Bruce P. Shay	Director	December 14, 2021
/s/ Katia O. Walsh Katia O. Walsh	Director	December 14, 2021
/s/ Kevin F. Warren Kevin F. Warren	Director	December 14, 2021
/s/ Warren J. Zaccaro Warren J. Zaccaro	Director	December 14, 2021